Exhibit (a)(i)



                            CERTIFICATE OF FORMATION

                                       OF

                 OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C.



         The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:



         FIRST: The name of the limited liability company is Old Mutual 2100 Emerging Managers Fund, L.L.C.

         SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of April, 2006.

                                            OLD MUTUAL 2100 EMERGING MANAGERS
                                            FUND, L.L.C.



                                            By: /s/ David J. Bullock
                                               --------------------------
                                            Name:  David J. Bullock
                                            Title: Manager